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                                                                     Exhibit 2.2


                        ---------------------------------

                            SHARE PURCHASE AGREEMENT
                             RELATING TO THE SALE OF
                                MOBILEPOSITION AB

                        ---------------------------------

                                 by and between

                    THE SEVERAL PERSONS LISTED IN SCHEDULE A

                                       and

                             SIGNALSOFT CORPORATION

                                DATED 25 MAY 2001
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                            SHARE PURCHASE AGREEMENT



THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into on 25 May 2001 by and between:

(1) SIGNALSOFT CORPORATION a company incorporated in the state of Delaware and having its principal place of business at 1495 Canyon Boulevard, Boulder, Colorado 80302 USA ("Purchaser"); and

(2) THE PERSONS WHOSE DETAILS ARE SET OUT ON SCHEDULE A, hereinafter referred to as the "Sellers" or individually as a "Seller".

RECITALS:

A. mobilePosition AB is a company incorporated in Sweden, with registration number 556574-9214, and having its registered office situated at Danmarksgatan 52, Kista, Sweden 164 40 ("Company");

B. European Digital Partners Ltd, Qino Flagship Ltd, Alpha Venture Capital Fund Management S.A. and certain founding and other shareholders (collectively, the "Other Selling Shareholders") are parties with Purchaser to a certain Share Purchase Agreement dated as of even date herewith (the "Share Purchase Agreement"), pursuant to which the Other Selling Shareholders have agreed to transfer to the Purchaser all of the shares owned by them in the Company;

B. The Sellers have also offered to sell and the Purchaser has agreed to purchase such shares on and subject to the terms and conditions and for the consideration hereinafter appearing.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and in the Schedules hereto, the parties agree as follows:

1.    SALE AND PURCHASE

1.1 Each Seller hereby agrees to sell and the Purchaser hereby agrees to purchase at the Closing all of such Seller's shares of capital stock in the Company (and all of such Seller's respective rights to shares or other equity interests in the Company, whether in connection with or as a result of stock options, warrants, stock appreciation rights, phantom stock rights or otherwise, as specifically referenced in each case on Schedule
      A) (the "Shares"), and the number of such Shares is shown opposite each Seller's name in Schedule A.

2.    PURCHASE PRICE AND CONSIDERATION; ESCROW

2.1 The consideration for the purchase of the Shares payable by the Purchaser to the Sellers shall be satisfied by the allotment and issue to the Sellers at Closing of such number of unregistered shares of Purchaser's common stock, hereinafter referred to as


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      the "Consideration Shares," and in the number and to each Seller as set out in Schedule A.

2.2 The Consideration Shares shall, for the avoidance of doubt, be fully paid and non assessable and free from any encumbrance, other than transfer restrictions under applicable securities laws or as otherwise provided in this Agreement.

3.    CLOSING

3.1 On the Closing Date each Seller shall deliver, or cause the delivery of, or make available to the Purchaser the following:

      3.1.1 duly executed transfers in favour of the Purchaser or its nominee, in respect of all the Shares respectively held by them in order to effectuate the transfer of the Shares to a VP account in the Swedish VPC System designated by the Purchaser; and

      3.1.2 a duly executed Registration Rights Agreement, in the form attached hereto as Schedule 1, between the parties hereto relating to the Consideration Shares.

3.2   On Closing the Purchaser shall:

      3.2.1 issue the Consideration Shares, for delivery as soon as practicable following Closing to the Seller's Representative identified below who is irrevocably authorised to receive the same and whose receipt shall be an effective discharge of the Purchaser's obligations under this paragraph 3.2.1. Seller's Representative is Hagge Rilegard, with an address of Ekebyvagen 20, 182 65 Djursholm;

      3.2.2 deliver to the Seller's Representative a copy of the minutes and resolutions (certified by a director or secretary of the Purchaser as true and correct) of the Purchaser authorising the execution and performance by the Purchaser of its obligations under this Agreement and each of the other documents to be executed by the Purchaser hereunder together with a facsimile transfer journal or similar documentation from the Purchaser's transfer agent confirming issuance of the Consideration Shares in accordance with this Agreement; and

      3.2.3 a duly executed Registration Rights Agreement, in the form attached hereto as Schedule 1, between the parties hereto relating to the Consideration Shares.

4.    SELLERS WARRANTIES

4.1 Each Seller has all requisite power and authority and legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each Seller. This Agreement constitutes a valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable


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      principles. Each Seller lawfully owns and has good and marketable title to the Shares as set forth in Schedule A next to such Seller's name. Seller does not own any Shares that are not being transferred to Purchaser hereunder. Upon the delivery by each Seller of the Shares owned by him, her or it, the Purchaser will acquire good and marketable title to the Shares free of any and all liens, charges and encumbrances of any type whatsoever.

4.2 The execution, delivery or performance of this Agreement by the Sellers will not:

      (a) result in a breach or constitute a default under any instrument to which such Seller is a party or to which it or any of its properties or assets might be bound;

      (c) result in a breach of any law or any order, judgement or decree of any court or governmental agency to which such Seller is a party or is otherwise bound or by which the Shares are subject or bound;

      (d) require the consent of any third party or governmental authority or agency.

4.2 Each Seller represents and warrants to Purchaser as follows, except as otherwise set forth in the relevant section of the Disclosure Letter:

      Foreign Nature of Seller. Such Seller is not a "U.S. Person" (a such term is defined in Regulation S), nor is Seller acquiring his, her or its Consideration Shares for the account or benefit of any U. S. Person (as so defined). The offer and sale of such Consideration Shares to such Seller has taken place outside of the United States of America or any of its territories or possessions (collectively, the "United States"), and such Seller has executed this Agreement outside of the United States. Such Seller represents and warrants that he, she or it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his, her or its investment in the Consideration Shares being issued to him, her or it pursuant to this Agreement. He, she or it has had the opportunity, personally or through representatives, to obtain from Purchaser all information, to the extent possessed by Purchaser or reasonably obtainable by Purchaser, believed by such Seller to be necessary to evaluate the merits and risks of an investment in such Consideration Shares.

      Absence of Market. Such Seller acknowledges that his, her or its Consideration Shares lack liquidity as compared with other private investments since they are subject to restrictions on transfer under applicable securities laws. Such Seller acknowledges that he, she or it must bear the economic risk of his, her or its investment in such Consideration Shares for an indefinite period of time since none of the Consideration Shares has been registered under the Securities Act and therefore cannot be sold (and such Seller covenants that he, she or it will not sell, or engage in hedging activities prohibited by the Securities Act regarding, his, her or its Consideration Shares) unless such sale or hedging with respect to the Consideration Shares is subsequently registered or such Consideration Shares are sold in accordance with the resale limitations of Regulation S under the U. S. Securities Act of 1933, as amended (the "Securities Act"), or an exemption from registration is available. In order to effectuate the foregoing restrictions on resales and other transfers of the Consideration Shares, if any resale or other transfer is proposed to be made (other than pursuant to an effective registration statement under the Securities Act) prior to


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      one year after the Closing Date, (1) in the case of a transfer made in reliance upon Regulation S (a) Seller shall deliver to Purchaser a Transferor Representation Statement substantially in the form of Annex A hereto and (b) the transferee shall deliver to Purchaser a Transferee Representation Statement substantially in the form of Annex B hereto, or
      (2) in the case of any other transfer Seller shall provide Purchaser with an opinion of counsel reasonably satisfactory to Purchaser to the effect that registration of such sale or transfer is not required under the Securities Act.

      Legend. It is understood and agreed that any certificate evidencing the Consideration Shares will bear the following legend:

            "The Securities represented by this certificate (the "Securities") have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other securities laws, and may not be transferred except in accordance with the provisions of Regulation S (Section 230.901 through Section 230.905, and Preliminary Notes), pursuant to registration under the Securities Act or pursuant to an available exemption from registration. Hedging transactions involving the Securities may not be conducted other than in compliance with the Securities Act."

      Investment Purposes. Such Seller hereby represents and warrants that he, she or it is acquiring his, her or its Consideration Shares for investment purposes only, for his, her or its own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. He, she or it has no agreement or other arrangement with any person or entity to sell, transfer or pledge any part of such Consideration Shares and has no present intention to enter into any such agreement or arrangement.

      Restricted Securities. Such Seller acknowledges that Purchaser is issuing the Consideration Shares to the Sellers without registration under the Securities Act. He, she or it further acknowledges that representatives of Purchaser have advised him, her or it that no state or federal agency or instrumentality has made any finding or determination as to the investment in such Consideration Shares, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in such Consideration Shares.

5.    PURCHASER'S WARRANTIES

5.1 The Purchaser hereby warrants, represents and undertakes to each of the Sellers as of the Closing Date as follows:

      5.1.1 it has all requisite power and authority to execute deliver and perform this Agreement. This Agreement has been duly authorised, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser and is enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganisation, moratorium or other similar laws in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to general principles of equity;


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      5.1.2    the execution, delivery or performance of this Agreement by the
               Purchaser will not:

               5.1.2.1 result in a breach of the certificate of incorporation, bylaws and other corporate documents of the Purchaser;

               5.1.2.2 result in a breach or constitute a default under any instrument to which the Purchaser is a party or to which it might be bound;

               5.1.2.3 result in a breach of any order judgment or decree of any court or governmental agency to which the Purchaser is a party;

               5.1.2.4  require the consent of any third party;

      5.1.3 the Purchaser is acting as principal and not as agent or broker for any other person and following Closing no person other than the Purchaser will be interested in the Shares;

      5.1.4 the authorized equity securities of the Company consist of 65,000,000 shares of common stock, par value $ 0.001 per share, of which 23,597,045 shares are issued and outstanding at close of business on May 22, 2001 (exclusive of the shares to be issued to the Sellers) and constitute the Purchaser's Common Stock.

      5.1.5 the Consideration Shares, when issued, shall be duly authorized, validly issued, fully paid and nonassessable and free of any pre-emptive rights and issued in accordance with applicable law

5.2 The Purchaser has filed all forms, reports and documents required to be filed by the Purchaser with the US Securities and Exchange Commission ("SEC") since the effective date of the registration statement of the Purchaser's initial public offering and has made available to the Sellers such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents are referred to herein as the "SEC DOCUMENTS." As of their respective dates, the SEC Documents (i) were prepared in accordance with the requirements of the US Securities Act of 1933, or the US Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Purchaser SEC Document. None of the Purchaser's subsidiaries is required to file any forms, reports or other documents with the SEC. The Purchaser has heretofore furnished to the Sellers a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments that previously had been filed by the Purchaser with the SEC pursuant to the US Securities Act of 1933 or the US Securities Exchange Act of 1934, as applicable.


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6.3   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Documents (the "PURCHASER FINANCIALS") (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("US GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or 8-K or any successor form under the US Securities Exchange Act of 1934) and (iii) fairly presented the consolidated financial position of the Purchaser and its subsidiaries as at the respective dates thereof and the consolidated results of the Purchaser's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Purchaser contained in the SEC Documents as of March 31, 2001 is hereinafter referred to as the "PURCHASER BALANCE SHEET." Except as disclosed in the Purchaser Financials, since the date of the Purchaser Balance Sheet, neither the Purchaser nor any of its subsidiaries has any known liabilities required under US GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Purchaser and its subsidiaries taken as a whole, except for such liabilities that have been incurred (i) since the date of the Purchaser Balance Sheet in the ordinary course of business consistent with past practices and (i) in connection with this Agreement.

5.3 Taking into account the information contained in the SEC Documents, no representation or warranty by the Purchaser in this Agreement or in any written statement or certificate furnished to Purchasers at the Closing in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made not misleading in light of the circumstances under which they were made.

6.    GENERAL

6.1 This Agreement (together with the documents referred to in it or executed at Closing) constitutes the entire and only agreement and understanding between the parties with respect to its subject matter and replaces, supersedes and extinguishes all prior drafts, agreements, arrangements, warranties, undertakings and statements (in whatsoever form) regarding such subject matter.

6.2 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of the Purchaser and the Sellers. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

6.3 Any delay by the Purchaser or Sellers in exercising, or failure to exercise, any right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Agreement or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

6.4 Save for an obligation fully performed at or before Closing, this Agreement will continue in full force and effect after the Closing Date, notwithstanding Closing.


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6.5   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6   Notices shall be provided in accordance with Schedule 2.

7.    GOVERNING LAW AND ARBITRATION

7.1 This Agreement shall be governed by and construed in accordance with Swedish law; provided, however, that the rights and obligations of the parties regarding the issuance of the Consideration Shares shall be governed by and construed in accordance with the laws of the State of Delaware, USA and the United States federal law without reference to conflicts of law principles.

7.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, which is brought by Purchaser against the Sellers shall, with the exclusion of the ordinary courts, be referred to and finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce and with reference to the choice of law provision set forth in paragraph 7.1 hereof. The arbitral tribunal shall be composed of three arbitrators, one appointed by the Purchaser, one by the Sellers and the third by the Arbitration Institute in accordance with its rules. The proceedings and award shall be in English and the arbitration shall take place in Stockholm, Sweden.

7.3 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, which is brought by the Sellers against the Purchaser shall, with the exclusion of the ordinary courts, be referred to and finally settled by arbitration in accordance with the Rules of Arbitration of the American Arbitration Association applying the governing law provisions set forth in paragraph
      7.1 hereof. The arbitral tribunal shall be composed of three arbitrators, one appointed by the Purchaser, one by the Sellers and the third by the American Arbitration Association in accordance with said rules. The proceedings and award shall be in English and the arbitration shall take place in Boulder, Colorado.


8.    DEFINED TERMS

8.1 Any terms which are not specifically defined herein shall have the meaning ascribed to them in the Share Purchase Agreement.

                  [Remainder of page intentionally left blank.]


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IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED
AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

SIGNALSOFT CORPORATION



By:_______________________________

Name: _____________________________

Title:_______________________________



SELLERS:



By proxy:_______________________________

Name: _____________________________


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                                   SCHEDULE 1

                          REGISTRATION RIGHTS AGREEMENT


                                       10
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                                   SCHEDULE 2

                                     NOTICES

All notices, requests, demands and other communications under this Agreement shall be made in writing and sent to a Party at its address and for the attention of the individual set out below:

            If to the Sellers:

            Name:                  Hagge Rilegard

            Address:               Ekbebyvagen 20

                                   182 65 Djursholm



            If to the Purchaser:

            Company:               SignalSoft Corporation

            Att:                   Director, Legal Counsel

            Address:               1495 Canyon Boulevard

                                   Boulder, CO 80302 USA

or to such other address or to such other person as a Party hereto shall have last designated by notice to the other Party in accordance with the terms in this Schedule 2. Notice shall be sent by overnight courier or facsimile and shall be deemed to have been received on the date reflected in the records of the overnight courier or on the date indicated in the facsimile confirmation, respectively.


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                                   SCHEDULE A


Credit Agricole Indosuez Luxembourg SA

Olle Hulten

Gustaf Svensson

Raimo Roininen

Ecluse Holding SA

Premier Life Bermuda Ltd.

Thomas Nyberg

Peter Saxby

Svenska Handelsbanken SA

Fredrik Olsson

Johan Saxon

IdeKapital AB

Jakob Svensson


Lina Bjurwill


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ANNEX A





                       TRANSFEROR REPRESENTATION STATEMENT



Transferor:       ______________________________

Transferee:       ______________________________

The Company:      ______________________________

Securities:       ______________________________

Amount:           ______________________________ (the "Securities")

Date:             ______________________________




In connection with the transfer of the Securities, the undersigned Transferor hereby represents and warrants to SignalSoft Corporation (the "Company") that:

1. The Transferor understands that the transfer of the Securities contemplated hereby is being made in reliance upon Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act").


2. The Transferor has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) in connection with this transfer of the Securities.


3. If the Transferor is a "distributor" (as such term is defined in Regulation S), a "dealer" (as such term is defined in Section 2(a)(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Securities or the transfer of the Securities contemplated hereby is made to a known dealer or other person receiving a selling concession, fee or other remuneration in respect of the Securities , then the Transferor has sent to the Transferee a notice to the effect that (a) the Securities can be offered and sold only in accordance with Regulation S, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and (b) the Transferee shall not engage in hedging transactions with respect to the Securities other than in compliance with the Securities Act.


4. If the Transferor is a director or officer of the Company or a distributor (as such term is defined in Regulation S), the Transferor affirms that the Transferor is an affiliate of the Company or such distributor, as the case may be, solely by virtue of such position and that no selling concession, fee or other remuneration , other than the usual or customary broker's commission, has been paid in connection with the offer or sale of the Securities.


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                              TRANSFEROR



                              By    ______________________________

                                    Name:

                                    Title:


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                                     ANNEX B

                       TRANSFEREE REPRESENTATION STATEMENT







Transferor:       ______________________________

Transferee:       ______________________________

The Company:      ______________________________

Securities:       ______________________________

Amount:           ______________________________ (the "Securities")

Date:             ______________________________




In connection with the transfer of the above-referenced Securities, the undersigned Transferee hereby represents and warrants to, and agrees with, SignalSoft Corporation (the "Company") that:

1. The Transferee understands that the transfer of the Securities contemplated hereby is being made in reliance upon Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act").


2. The Transferee understands that the Securities have not been registered under the Securities Act or any other applicable securities law, and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of other than pursuant to a registration statement which has been declared effective under the Securities Act or an exemption from the registration requirements of the Securities Act or in accordance with the provisions of Regulation S.


3. The Transferee understands that such exemption afforded by Regulation S is only available for offers and sales of securities outside of the United States of America and its territories and possessions (the "US") and affirms that the offer and sale of the Securities has taken place outside of the US. The Transferee further agrees that it will not (a) resell the Securities other than pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act or in accordance with the provisions of Rules 904 and 905 of Regulation S or (b) engage in any hedging transactions with respect to the Securities other than in compliance with the Securities Act.

4. The Transferee is not a "U.S. person" (as such term is defined in Regulation S), nor is the Transferee acquiring the Securities for the account or benefit of a "U.S. person" (as so defined).

5. The Transferor, not the Company, is transferring the Securities and any information the Transferee may have received in connection with the transfer contemplated hereby was provided to the Transferee by the Transferor, for the benefit of the Transferor, and not by or for the benefit of the Company. The sale of the Securities was negotiated between the Transferor and the Transferee, without any assistance from the Company.


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6.    The Transferee authorizes the Company and its agents to place on any certificate evidencing the Security a legend in the form specified below:

      "The Securities represented by this certificate (the "Securities") have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other securities laws, and may not be transferred except in accordance with the provisions of Regulation S (Section 230,901 through Section 230,905, and Preliminary Notes), pursuant to registration under the Securities Act or pursuant to an available exemption from registration. Hedging transactions involving the Securities may not be conducted other than in compliance with the Securities Act."




                              TRANSFEREE





                              By    ______________________________

                                    Name:

                                    Title:


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